Exhibit 99.3

WM MORTGAGE REINSURANCE COMPANY INC.

BALANCE SHEET

AS OF JUNE 30, 2012

(UNAUDITED)

MODIFIED GAAP BALANCE SHEET
ASSETS
CASH & CASH EQUIVALENTS	6,688,792
INVESTMENTS	15,889,585
INVESTMENTS HELD IN TRUST	306,211,662
ACCRUED INTEREST	2,605,233
REINSURANCE PREMIUMS RECEIVABLE	1,386,507
OTHER RECEIVABLES	0
DEFERRED FEDERAL INCOME TAX	0
VALUATION ALLOWANCE FOR DEFERRED TAX	(13,441,782)
DEFERRED TAX ASSETS	13,441,782

TOTAL ASSETS	332,781,779

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
ACCRUED EXPENSES	164,981
ACCRUED INVESTMENT EXPENSES	54,754
ACCRUED ADMINISTRATIVE FEES	110,000
ACCRUED CEDING FEES	126,690
PREMIUM TAX PAYABLE	0
FEDERAL INCOME TAX PAYABLE (RECEIVABLE)	0
ALLOWANCE FOR DOUBTFUL ACCOUNTS	0
CONTINGENT LIABILITY	4,000,000
INTEREST PAYABLE	0
UNEARNED PREMIUMS	357,470
LOSSES PAYABLE	3,232,745
LOSS RESERVES	114,401,873
IBNR	5,429,591
CONTINGENCY RESERVES	49,403,568

TOTAL LIABILITIES	177,281,674

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1,000
PAID-IN CAPITAL	16,659,349
ADDITIONAL PAID-IN CAPITAL	53,219,568
UNREALIZED GAIN/LOSS ON INVESTMENTS	0
CONTINGENCY RESERVES	(49,403,568)
DIVIDENDS PAID	(250,000)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,885,964
NET INCOME (LOSS) - YEAR TO DATE	4,387,792

TOTAL STOCKHOLDER’S EQUITY	155,500,105

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	332,781,779

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

COMBINING PROFIT & LOSS STATEMENT

FOR THE PERIOD ENDED JUNE 30, 2012

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,331,676	12,365,436
CHANGE IN UNEARNED PREMIUMS	19,954	98,466

NET PREMIUMS EARNED	1,351,631	12,463,902

UNDERWRITING EXPENSES:
LOSSES PAID	3,232,746	30,964,875
PROVISION FOR LOSS RESERVES	(632,589)	(18,070,479)
PROVISION FOR IBNR	(233,324)	(1,117,339)
CEDING COMMISSION	126,690	1,502,848
PREMIUM TAX EXPENSE	—	—

TOTAL UNDERWRITING EXPENSES	2,493,524	13,279,906

UNDERWRITING INCOME (LOSS)	(1,141,893)	(816,004)

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	33,372	116,822
ACTUARY CONSULTING FEES	22,500	139,670
AUDIT FEES	51,500	154,500
LEGAL FEES	12,068	47,281
ADMINISTRATIVE FEES	110,000	372,581
LICENSE AND FEES	—	300
TRAVEL AND ENTERTAINMENT	—	—
BANK SERVICE FEES	409	1,238
MISCELLANEOUS EXPENSES	—	—

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	229,848	832,391

INTEREST EXPENSE	—	—
INTEREST INCOME	822	6,677
AMORTIZATION - COMMERCIAL PAPER	—	—
INVESTMENT INCOME - MUNICIPAL BONDS	—	—
INVESTMENT INCOME - CORPORATE BONDS	518,716	2,974,638
INVESTMENT INCOME - MBS BONDS	75,752	440,251
INVESTMENT INCOME - US AGENCY	250,763	1,686,961
INVESTMENT INCOME - US TREASURY	76	465
INVESTMENT INCOME - FOREIGN ISSUE	82,242	578,240
BOND AMORTIZATION - MUNICIPAL BONDS	—	—
BOND AMORTIZATION - CORPORATE BONDS	(132,113)	(779,666)
BOND AMORTIZATION - MBS BONDS	(2,872)	(5,997)
BOND AMORTIZATION - US AGENCY	(32,694)	(234,137)
BOND AMORTIZATION - US TREASURY	(11)	(69)
BOND AMORTIZATION - FOREIGN ISSUE	(44,293)	(211,494)
INVESTMENT EXPENSE	(54,754)	(188,351)
GAIN/LOSS ON SALE OF INVESTMENT	158,023	446,866
FAS 159 GAIN ON TRADING SECURITIES	20,782	1,321,802

NET INVESTMENT INCOME	840,440	6,036,187

LEGAL SETTLEMENT	—	—
INCOME (LOSS) BEFORE TAX PROVISION	(531,302)	4,387,792
CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE	—	—
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE	—	—
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	(177,831)	1,543,795
CHANGE IN VALUATION ALLOWANCE	177,831	(1,543,795)

FEDERAL INCOME TAX EXPENSE	—	—
NET INCOME (LOSS)	(531,302)	4,387,792